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                                                                    EXHIBIT 99.1


                               CVB FINANCIAL CORP.
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ________, 1999
        THE BOARD OF DIRECTORS OF CVB FINANCIAL IS SOLICITING THIS PROXY

               I/we hereby nominate, constitute and appoint George Borba and James C. Seley and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 1999 Special Meeting of Shareholders of CVB FINANCIAL CORP. which will be held at ______________, on ________, 1999 at ___: a.m, and at any and all
adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

               PURPOSES:

               1. MERGER WITH ORANGE NATIONAL BANCORP.

               To approve the Agreement and Plan of Reorganization between Orange National Bancorp and CVB Financial Corp. Under this merger agreement, Orange National Bancorp will merge into CVB Financial Corp. and Orange National Bank will merge into Citizens Business Bank.

                             FOR      [  ]
                             AGAINST  [  ]
                             ABSTAIN  [  ]

               2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof. IF ANY OTHER MATTER IS PRESENTED, YOUR PROXY WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, OR, IF THE BOARD OF DIRECTORS GIVES NO RECOMMENDATION, IN THEIR OWN DISCRETION. The Board of Directors at present knows of no other business to be presented at the Special Meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE


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                           PLEASE SIGN AND DATE BELOW


               I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Special Meeting and the Proxy Statement which accompanies the notice. Dated:
_________________, 1999.



                                    Signed:  ______________________________



Signed:  ______________________________

               Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH ORANGE NATIONAL BANCORP. THE PROXY, WHEN PROPERLY EXECUTED ,WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH ORANGE NATIONAL BANCORP.